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                                                                   EXHIBIT 24.1.

                               POWER OF ATTORNEY
                               -----------------

      The undersigned, an Executive Vice President and Controller and Principal Accounting Officer of BankAmerica Corporation, hereby constitutes and appoints Cheryl Sorokin, Jeffrey R. Lapic, Steven D. Krieg and Daniel W. Lally, and each of them, his attorneys-in-fact, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign registration statements under the Securities Act of 1933 relating to the public offering of common stock and rights to purchase Cumulative Participating Preferred Stock, Series E in connection with the acquisition of certain assets and assumption of certain liabilities of Liberty Bank, and any and all amendments (including post-effective amendments) thereto.

      This power of attorney, unless earlier revoked or terminated, will terminate on March 31, 1994.


Dated:  August 2, 1993

                                    JOSEPH B. THARP
                               --------------------------
                                    Joseph B. Tharp